                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 6 to the Registration Statement (Form S-4 No. 333-12319) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants or debt securities ("Debt Securities"), and the shares of common stock issued thereunder upon the conversion thereof, in the Shelf Registration Statement on Form S-3 (No. 333-43917) and related Prospectus pertaining to the resale of up to 500,000 shares of the Company's Common Stock issued without registration under the Securities Act of 1993; in the Registration Statement (Form S-8 No. 333-11791) pertaining to the Service Experts, Inc.'s 1996 Incentive Stock Plan, 1996 Non-Employee Director Stock Option Plan, and 1996 Employee Stock Purchase Plan; in the Registration Statement (Form S-8 No. 333-59711) pertaining to the Service Experts, Inc.'s Amended 1996 Incentive Stock Plan, Amended 1996 Employee Stock Purchase Plan, 1997 Nonqualified Stock Option Plan, Amended 1997 Nonqualified Stock Purchase Plan and Amended Service Center Stock Option Plan; of our report dated May 22, 1998 with respect to the financial statements of Steel City Heating & Air, Inc.; and of our report dated July 30, 1998 with respect to financial statements of Davis the Plumber, Inc. included in this Current Report on Form 8-K dated September 24, 1998, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Nashville, Tennessee
September 23, 1998